UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2008

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-22083	84-1116894
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado		80215
(Address of principal executive offices)		(Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, Global Med Technologies, Inc. (“Global Med” or the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Thomas F. Marcinek, its President and Chief Operating Officer. The Employment Agreement has an initial term from November 1, 2008 through November 1, 2009, which initial term automatically renews for additional one year periods. Mr. Marcinek will receive an annual base salary of $285,500 and Mr. Marcinek may also be entitled to incentive compensation based on objectives established by Global Med's Board of Directors. Mr. Marcinek is also entitled to participate in all of the Company's employee benefit plans, subject to restrictions.

In the event that Mr. Marcinek’s employment is terminated by the Company for “cause” or if Mr. Marcinek resigns without “good reason” then Mr. Marcinek would be entitled to his base salary through the date of termination or resignation, including any accrued but unused vacation time.

In the event that Mr. Marcinek terminates his employment for good reason, or if the Company terminates Mr. Marcinek's employment for any reason other than cause, death or disability or the Company fails to renew the Employment Agreement after the expiration of the initial term or any renewal term, then Mr. Marcinek would be entitled to (i) the continuation of his benefits for the remainder of the initial term or the then current renewal term and (ii) subject to the execution of a release by Mr. Marcinek, severance consisting of continuation of his base salary and a pro rata share of his cash bonus for 24 months following the date of termination or non-renewal.

The Employment Agreement also includes provisions with respect to the protection of the Company's confidential and proprietary information and the assignment of intellectual property by Mr. Marcinek to the Company. In addition, the Employment Agreement prohibits certain solicitations by Mr. Marcinek during the term of the Employment Agreement and for one year following termination of the Employment Agreement and provides for the indemnification of Mr. Marcinek by the Company.

The foregoing description of Mr. Marcinek's Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

	10.98	Executive Employment Agreement effective as of November 1, 2008 between Thomas F. Marcinek and Global Med Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC.

By: /s/ Michael I. Ruxin, M.D.
Michael I. Ruxin, M.D.
Chairman of the Board and Chief Executive Officer

Date: December 16, 2008

Exhibit Index

Exhibit No.	Description

10.98	Executive Employment Agreement effective as of November 1, 2008 between Thomas F. Marcinek and Global Med Technologies, Inc.